Exhibit 23


[SELLERS & ASSOCIATES, P.C.
3785 HARRISON BOULEVARD, SUITE 101
OGDEN, UTAH 84403
PHONE: 801-621-8128
FAX: 801-627-1639]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report dated December 6, 2000, in this registration statement on Form 10- KSB for Staruni Corporation.

/s/ Sellers & Associates, P.C.
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Sellers & Associates, P.C.
Ogden, Utah
January 10, 2001


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